UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2025

PATRIOT NATIONAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Connecticut	000-29599	06-1559137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (203) 252-5900

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PNBK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on December 21, 2022, Patriot National Bancorp, Inc. (the “Company”) completed the issuance and sale of $12,000,000 in aggregate principal amount of 8.50% Fixed Rate Senior Notes due 2026 (the “Senior Notes”). In connection with the Company’s $57.75 million private placement completed on March 20, 2025, certain amendments to the Senior Notes became effective (the “Amendments”). Pursuant to the Amendments, among other things, at any time prior to the maturity date of the Senior Notes, the Company may repay any amount of the outstanding principal amount of the Senior Notes without penalty.

As a result of the conversion on and after March 20, 2025 by certain noteholders of the outstanding principal and unpaid interest balances due under their Senior Notes into shares of the Company’s common stock, par value $0.01 per share, as permitted under the Amendments, the aggregate amount of principal and unpaid interest due under the Senior Notes was $3,081,380.97 as of September 5, 2025.

On September 5, 2025, the Company repaid to the remaining noteholders this amount in cash and thus all of the Company’s commitments and obligations under the Senior Notes have been satisfied in full.

The foregoing summary of the Senior Notes and Amendments does not purport to be complete and is subject to, and qualified in its entirety by reference to the Senior Notes, which were filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 21, 2022, and the Amendments, which were filed as Exhibits 10.4 and 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed on April 15, 2025, and are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot National Bancorp, Inc.

September 11, 2025	By: /s/ Carlos P. Salas
Name: Carlos P. Salas Title: Chief Financial Officer